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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Antex Biologics Inc. on Form SB-2 (Registration No. 33-96168) and Form S-8 (Registration No. 33-94692) of our report dated February 7, 1997 on our audits of the consolidated financial statements of Antex Biologics Inc. as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996, which report is included in this Annual Report on Form 10-KSB.





                                        Coopers & Lybrand L.L.P.





Rockville, Maryland
Feburary 20, 1997